AGREEMENT FOR PURCHASE AND SALE OF STOCK

This Agreement for Purchase and Sale of Stock, dated as of September 30, 2007 (the “Agreement”), is between Labwire, Inc, a Nevada corporation (“Buyer”), and Allison Murphy, (“Murphy” or “Seller”).

RECITALS:

A.             Seller is the owner of all outstanding stock in the company known as Occupational Testing, Inc. (collectively, the “Business”).

B.             Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of Sellers’ stock in the above listed corporation, on the terms and subject to the conditions contained in this Agreement.

C.           Seller acknowledges that the sale of the Stock will result hi an economic benefit to her, as a result, has entered into and agreed to be bound by the terms of this Agreement as provided herein.

NOW, THEREFORE, hi consideration of the premises and the mutual promises contained herein, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS
Article 1.1 Definitions of Certain Terms
The following defined terms shall have the following meanings:

“Business” shall mean Occupational Testing, Inc.

“Business Day” means any day, excluding Saturday, Sunday and any other day on which commercial banks in Gillette, Wyoming are authorized or required by law to close.

“Business Employees” shall mean all Persons employed by Seller on the Closing Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Confidential Information” means any information concerning the businesses and attacks of Buyer (including any such information included in the Corporate Assets) that is not already generally available to the public.

“Contract” shall mean any agreement, lease, license, contract, arrangements, understanding or undertaking, instrument or document (whether written or oral) of any type, nature or description that is legally binding, including, without limitation, all rental agreements, service agreements, supply agreements, operating agreements, license agreements, distribution agreements, sales representative agreements, computer software agreements and technical service agreements.

“Employee Benefit Plan” means all employee benefit plans and collective bargaining, employment or severance agreements or other similar arrangements which the business has ever sponsored, maintained, or to which contributions are made, or for which obligations have been incurred, for the benefit of employees of the business or an ERISA Affiliate, including, without limitation, (1) any “employee benefit plan” (within the meaning of Section 3(3) of ERISA), (2) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (3) any plan, agreement or arrangement providing for “fringe benefits” or perquisites to employees, officers, directors, managers or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, and (4) any employment agreement.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA §3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA §3(1).

Agreement for Purchase and Sale of Stock
Occupational Testing Inc. and Labwire Inc.

“Environmental Laws” shall mean any and all applicable and binding legal mandates for the protection of the environment, duly promulgated or issued by legislative bodies, competent authorities, tribunals or organizations and having the force of law, including, but not limited to, any law, regulation or rule regulating the use, treatment, generation, transportation, storage, control or disposal of any Hazardous Substances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U. S. C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act (42 U. S. C. § 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), and the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), all as heretofore or hereafter amended or reauthorized.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations and proposed regulations promulgated thereunder.

“Fiduciary” has the meaning set forth hi ERISA §3(21).

“GAAP” shall mean United States generally accepted accounting principles.

“Intellectual Property” shall mean any and all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, trade names, assumed names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (iv) mask works and all applications, registrations and renewals in connection therewith, (v) trade secrets and confidential business information (including ideas, research and development, know-how, technology, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (vi) all of the plans, specifications, blueprints, surveys, repair and operating manuals, warranties, guaranties, maintenance records, and other written information in the possession of the business relating to any of the Purchased Assets; (vii) computer software (including data and related software program documentation in computer readable and hard-copy forms), (viii) other intellectual property and proprietary rights of any kind, nature or description, and (ix) copies of tangible and embodiments thereof (in whatever form or medium).

“Knowledge”, whether capitalized or not, of Murphy or the business shall mean the actual awareness of Murphy or the business, after due inquiry and investigation by him.

“Liability” shall mean means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Liens” shall mean all liens, claims, charges, security interests, options or other encumbrances (other than restrictions on transfer generally arising under the Securities Act or other applicable securities laws).

“Loss” or “Losses” shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

“Material Adverse Effect” means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of the business, taken as a whole, or on the ability of Murphy to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether Buyer has knowledge of such effect or change on the date hereof).

“Most Recent Balance Sheet” shall mean the unaudited balance sheet of the business for the six (6) month period ended June 30, 2007.

Agreement for Purchase and Sale of Stock
Occupational Testing Inc. and Labwire Inc.

“Permits” shall mean licenses, permits or franchises issued by any United States or foreign, federal, state, provincial, municipal or local authority or regulatory body and other governmental certificates, authorizations and approvals.

“Permitted Liens” shall mean (i) Liens for Taxes, assessments and other governmental charges not yet due and payable or, if due, (A) not delinquent or (B) being contested hi good faith by appropriate proceedings during which collection or enforcement against the property is stayed; and (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the ordinary course of business if the underlying obligations are not past-due.

“Person” shall mean any individual, firm, partnership, association, trust, corporation, joint venture, unincorporated organization, Limited Liability Company, governmental body or other entity.

“Proceeding” shall mean an action, suit, proceeding, hearing, investigation, litigation, charge, complaint, claim or demand.

“Prohibited Transaction” has the meaning set forth in ERISA §406 and §4975 of the Code.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Taxes” shall mean any federal, state, provincial, local, territorial and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, real estate, excise, value added, estimated, stamp, withholding and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts.

ARTICLE 2
THE TRANSACTION
Article 2.1 Purchase and Sale of Stock
Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined hereinafter), Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, accept and receive, the Corporate Stock of Seller represented by Stock Certificate No. 1 in the amount of 1,000 shares.

Article 2.2 Assumed Liabilities and Obligations
Buyer shall assume and shall be liable and responsible for all liabilities of the corporation which exist on the day of closing and will hold Murphy harmless therefrom.

Article 2.3 Excluded Liabilities
Except as provided in Section 2.3, Buyer shall not assume and shall not be responsible or otherwise liable for, and shall not otherwise bear the economic burden of the following liabilities or obligations of the business, whether accrued, matured, unmatured, absolute or contingent, whether due or to become due, whether related to the Purchased Assets or otherwise, and regardless of when asserted (the “Excluded Liabilities”). Seller shall discharge when due the Excluded Liabilities. Without limiting the generality of the foregoing, the following claims against and liabilities of Seller are excluded and shall not be assumed or discharged by Buyer:

(a) Liabilities and obligations relating to any Taxes incurred by Seller prior to the Closing Date;
(b) any Funded Debt;
(c) any Liability as of the Closing Date for any amounts to be contributed to any Employee Benefit Plan relating to periods prior to the Closing Date.

Article 2.4 Contracts
If any necessary consent, approval or novation is not obtained from a customer of the business, Seller shall cooperate with Buyer in any reasonable lawful arrangement designed to provide Buyer with substantially all of the benefits under such Contract, lease or order as if such consent, approval or novation had been obtained, including subleases from the business.

Agreement for Purchase and Sale of Stock
Occupational Testing Inc. and Labwire Inc.

ARTICLE 3
CONSIDERATION FOR TRANSFER
Article 3.1 Purchase Price
The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall consist of: (i) Six Hundred Thousand Dollars ($600,000.00).

Payment of the Purchase Price. At the Closing Buyer shall (i) pay to Seller the sum of $120,000.00. The remaining balance of $480,000.00 shall be paid to Seller according to the terms of a promissory note to be executed and delivered to Seller at closing.

Purchase Price Adjustment
The Purchase Price shall be adjusted in accordance with the terms of the LOI previously entered into between the parties as it relates to Net Assets and the Net Asset Target. No other adjustments shall be made in the purchase price.

Article 3.2 Employment and Consulting Agreements
As additional consideration for the underlying transaction, Buyer and Allison Murphy agree to enter into an employment contract for the period from closing through 31 December 2007. Subsequent to that the parties will enter into a consulting agreement for a period of six months beginning 1 January 2008. The terms of both agreements shall be acceptable to both parties and shall encompass the terms set forth in the LOI.

ARTICLE 4
REPRESENTATION AND WARRANTIES OF THE SELLING PARTIES

Murphy represents and warrants to Buyer that, as of the date of this Agreement, the:

(i) balance sheet and the related statements of income and cash flows of the business as of and for the fiscal year ended December 31,2006 and,

(ii) the unaudited/audited, balance sheets and related unaudited statements of income and cash flows of each the business as of and for the six (6) months ending June 30,2007.

Presently the financial position and condition of the business as of the respective dates and the results of the business’s operations for periods covered, are correct and complete, and are consistent with the books and records of the business (which books and records are correct and complete.)

Article 4.1 Undisclosed Liabilities
Neither Murphy nor the business has any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet and (ii) Liabilities which have arisen after the date of the Most Recent Balance Sheet in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

Article 4.2 Subsidiaries/Affiliates
There are no subsidiaries or affiliates of the corporation, nor is it a participant in any joint venture, partnership, or similar arrangement.

Article 4.3 Absence of Changes
Except as set forth on Schedule 4.8, since December 31, 2006, there has not occurred:

(a) any failure to operate the Business in the ordinary course so as to preserve the Business organization intact, including its Contracts relationships with customers, employees and others having business relationships with the corporation;

(b) any change or event that has resulted or could reasonably be expected to result hi a Material Adverse Effect;

Agreement for Purchase and Sale of Stock
Occupational Testing Inc. and Labwire Inc.

(c) any capital expenditure or commitment related to the Business other than in the ordinary course of the business;

(d) any cancellation of any debt owed to the business;

(e) any execution of any employment contract or collective bargaining agreement, written or oral, or any modification of the terms of any existing such contract or agreement;

(f) any bonus or increase in the compensation payable or to become payable by the business to any Business Employee other than bonuses given or increases made hi the ordinary course of business;

(g) any loans or advances by or to the business or other pledging of the credit of the business (other than renewals or extensions of existing indebtedness), or any increase in any existing indebtedness for borrowed money of the business, or the granting or attachment of any Lien on any of the assets of the business (other than Permitted Liens);

(h) any change in accounting methods, principles or practices of the business;

(i) any damage, destruction, or loss (whether covered by insurance) to the business’s property or assets;

(j) any cancellation, termination or amendment of any Contract; This would include the cancellation of any rental agreement or

(k)           any agreement by, or commitment of the business to do any of the foregoing.

Article 4.4 Real Property
The corporation does not own any real property.   The business is operating under a month to month tenancy.

Article 4.5 Contracts
Schedule A lists the following contracts and other agreements to which the business is a party:

(a) Except as described in Schedule A, there is no pending Proceeding: (i) that has been commenced by or against any Selling Party that related to the Business or any of the corporate Assets; or (ii) that on its face challenges any of the transactions contemplated hereby.

(b) To the Knowledge of Murphy, (i) no Proceeding has been threatened, and (ii) no event has occurred or circumstance exists that may give rise to, or serve as a basis for, the commencement of any such Proceeding.

Article 4.6 Intangible Property Rights
The business owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of its business as presently conducted. Each item of Intellectual Property owned or used by the business immediately prior to the Closing hereunder will be owned or available for use by Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The business has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

(a) The business has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and business has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the business must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the business.

Agreement for Purchase and Sale of Stock
Occupational Testing Inc. and Labwire Inc.

(b) Except as set forth on Schedule B, no patent or registration has been issued to the business with respect to any of its Intellectual Property. The business has not made any patent or registration applications with respect to any of its Intellectual Property, and the business has not granted any licenses or other permission of any third party or entered into any agreements with any third party with respect to any of its Intellectual Property.

(c) Failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, audit, inquiry, review, demand or investigation with respect to any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of Murphy, threatened. Murphy has no knowledge of any basis for any such action, suit, proceeding, hearing, audit, inquiry, review, demand or investigation. No event has occurred and no condition exists with respect to any Employee Benefit Plan that could give rise to liability under the Code or ERISA.

(d) The business does not contribute to, has any obligation to contribute to, has ever contributed to, has ever had an obligation to contribute to, or has any liability under or with respect to any Employee Benefit Plan that is a “defined benefit plan” (as defined in ERISA §3(35)), a “multiple employer plan” (as defined in ERISA §3(40) or Code §413(c)), a “voluntary employees’ beneficiary association” (as defined in Code §501(c)(9)), or a “multiple employer welfare arrangement” (as defined in ERISA §3(40XA)). No asset of the business is subject to any Lien under ERISA or the Code.

(e) The business does not contribute to, has any obligation to contribute to, has ever contributed to, has ever had an obligation to contribute to, or has any liability (including withdrawal liability as defined in ERISA §4201) under or with respect to any Multiemployer Plan.

(f) The business does not maintain, contribute to or have an obligation to contribute to, or have any liability or potential liability with respect to, any Employee Welfare Benefit Plan providing health or life insurance or other welfare-type benefits for managers, officers or employees (or any spouse or other dependent thereof) of the business who are currently retired, will in the future retire or have been terminated, other than in accordance with COBRA.

(g) No condition exists as a result of which the business would have any liability, whether absolute or contingent, including any obligations under any Employee Benefit Plan, with respect to any misclassification of a person performing services for the business as an independent contractor rather than as an employee.

(h) No Employee Benefit Plan obligates the business to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of “change of control” (as such term is defined in Section 280G of the Code).

(i) Each Employee Benefit Plan that is subject to Section 1862(b)(l) of the Social Security Act has been operated in compliance with the secondary payor requirements of Section 1862 of such Act.

(j) No Employee Benefit Plan, nor any trust created thereunder, now holds or has heretofore held as assets any stock or securities issued by the business.

Article 4.10 Compliance with Laws
The business has been operated in compliance in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been field or commenced or, to Murphy’s knowledge, threatened against any of them alleging any failure so to comply. Except as disclosed on Schedule F, (i) the business has all permits required by any United States or foreign, federal, state, provincial, municipal or local governmental or regulatory body for the operation of the Business and the use of its properties as presently operated or used; (ii) all such permits are in full force and effect and no action, claim or proceeding is pending nor to Murphy’s knowledge threatened, to suspend, revoke, revise, limit, restrict or terminate any of such permits or declare any such permit invalid; and (iii) the business has filed all necessary reports and maintained and retained all necessary records pertaining to such permits.

Agreement for Purchase and Sale of Stock
Occupational Testing Inc. and Labwire Inc.

Article 4.11 Finders; Brokers
Except as disclosed on Schedule G, Murphy is not a party to any agreement with any finder, broker or consultant or is in any way obligated to any finder, broker or consultant for any commissions, fees or expenses, in connection with the origin, negotiation, execution or performance of this Agreement.

Article 4.12 Customers and Suppliers.
Since the date of the most recent balance sheet, no material supplier of the business has indicated that it shall stop, or decrease the rate of, supplying materials, products or services to the business, and no material customer has indicated that it shall stop, or decrease its use of the services offered by the business.

ARTICLE 5
REPRESENTATION AND WARRANTIES OF THE BUYER

The Buyer represents and warranties to Murphy that, as of the date of this Agreement:

Article 5.1 Existence
Buyer is a Nevada corporation, duly organized, validly existing and hi good standing under the laws of the state of Wyoming and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions completed hereby.

Article 5.2 Authority
This Agreement and the consummation of all of the transactions provided for herein have been duly authorized by all requisite action prior to Closing, and Buyer has full power and authority to execute and deliver this Agreement and has been fully authorized to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by buyer, has been duly authorized by all necessary company action prior to Closing and has all power and authority to execute and deliver this Agreement of behalf of Buyer. This Agreement has been duly executed and delivered by buyer and constitutes a valid and legally binding obligation of Buyer, enforceable in accordance with its terms.

Article 5.3 Noncontravention
The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate or conflict with any provision of the articles of organization or limited partnership agreement of Buyer, or result in any breach or constitute any default under any contract, indenture, mortgage, lease, note or other agreement or instrument to which Buyer is subject or is a party.

Article 5.4 Governmental Approvals
(a) Buyer is not subject to any order, judgment or decree which would prevent the consummation of the transaction contemplate hereby.

(b) No claim, legal action, suit, arbitration, governmental investigation, action, or other legal or administrative proceeding is pending or, to the knowledge of Buyer, threatened against Buyer which would enjoin or delay the transaction contemplated hereby.

ARTICLE 6
AGREEMENT OF ALL PARTIES
Article 6.1 Notice and Consents
Murphy will give any notices to third parties, and will us its best efforts to obtain any consents of any third parties required in connection with the consummation of the transactions contemplated by this Agreement.

Article 6.2 Operation of the Business
Except as otherwise contemplated by this Agreement, Murphy will continue to operate the business in a manner consistent with the past practices of the business, to operate and conduct the business in the ordinary course, and not to, without the prior written approval of Buyer or as otherwise contemplated by this Agreement, take any of the following actions:

Agreement for Purchase and Sale of Stock
Occupational Testing Inc. and Labwire Inc.

(a) sell, lease, transfer or otherwise dispose or encumber any of the Corporate Assets other than in the ordinary course of business;

(b) cancel any material debts or waive any material claims or rights pertaining to the Corporate Assets;

(c) grant any increase in the compensation of officers, or employees, except for increases in the ordinary course of business and consistent with past practice;

(d) make any capital expenditures or commitment in excess of $ 10,000 other man (i)  in the ordinary course of business, or (ii) pursuant to existing commitments or business plans;

(e) except with respect to endorsement of negotiable instruments in the ordinary course of its business, incur, assume or guarantee any indebtedness for borrowed money;

(f) Agree, whether in writing or otherwise, to do any of the foregoing.

Article 6.3 Preservation of Business
Murphy will keep the business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees.

Article 6.4 Confidentiality
Murphy will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in her possession, hi the event that Murphy is requested or required pursuant to written or oral question or request for information or documents hi any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, Murphy will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with tile provisions of this Section 6.4. If, in the absence of a protective order, or the receipt of a waiver hereunder, Murphy is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Murphy may disclose the Confidential Information to the tribunal; provided, however, that Murphy shall use its best efforts to obtain an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed. The foregoing provision shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of Murphy. The forgoing shall be in addition to and not in abrogation or substitution of any other agreement to which is Murphy is a party requiring such Selling Party to maintain the confidentiality of any confidential information of Buyer.

Article 6.5 Mutual Cooperation
Murphy and Buyer shall cooperate fully with each other to the extent reasonable in connection with the foregoing:

(a) Murphy and Buyer shall notify and keep the other advised as to any litigation or administrative proceeding pending and known to such party, or to its knowledge threatened, which challenges the transactions contemplated hereby. Subject to the provisions of this Agreement, Murphy and Buyer shall not take any action inconsistent with their obligations under this Agreement or which would materially hinder or delay the consummation of the transactions contemplated by this Agreement.

(b) Murphy and Buyer shall do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as such other party may from time to time reasonably require, whether on or after Closing, for the purpose of giving to such other party the full benefit of all the provisions of this Agreement.

Agreement for Purchase and Sale of Stock
Occupational Testing Inc. and Labwire Inc.

Article 6.6 Public Disclosures
Prior to the Closing Date, no party to this Agreement shall issue any press release or make any other public disclosures concerning this transaction or the contents of this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the above, nothing in this Section 6.6 shall preclude any party (or Person controlling such party) from making disclosures required by law or regulation or necessary and proper in conjunction with the filing of any tax return or other document required to be filed with any federal, state or local governmental body, authority or agency.

Article 6.7 Taxes
Following the Closing, Buyer shall provide information and access to systems acquired, and personnel hired, from the business, as reasonably requested by Murphy, to enable Murphy to prepare and file income tax returns for the business for any period on or before the Closing Date.

Article 6.8 Transition
Murphy will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the business from maintaining the same business relationships with the business after the Closing as it maintained will the business prior to the Closing. Murphy will refer all customers inquiries relating to the business to Buyer from and after the Closing.

ARTICLE 7
CONDITIONS

Article 7.1 Conditions to the Obligations of Buyer
The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

Accuracy of Representations and Warranties and Compliance with Obligations
The representations and warranties of the Selling Parties contained hi this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time.   Murphy has performed and complied in all material respects will all of her obligations required by this Agreement to be performed or complied with at or prior to the Closing Date.

No Material Adverse Change
Between the date hereof and the Closing Date, there shall have been no event or occurrence which results or could reasonably be expected to result in a Material Adverse Effect.

Consents, Authorizations, etc
All consents, authorizations, orders or approvals of and filings or registrations with, and any permits, licenses or other authorizations required by law, any applicable governmental entity or third Person, that are required for or in connection with, the execution and delivery of this Agreement by Murphy and the consummation by Murphy of the transaction contemplated hereby shall have been obtained or made.

Seller’s Deliverables
Seller shall deliver all of Seller deliverables as set forth hi Section 8.2.

Article 7.2 Conditions to the Obligations of Selling Parties
The obligation of Murphy to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

Accuracy of Representations and Warranties and Compliance with  Obligations
The representations and warranties of Buyer contained hi this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and (ii) those representations and warranties which by then- terms are qualified by

Agreement for Purchase and Sale of Stock
Occupational Testing Inc. and Labwire Inc.

materiality shall be true in all respects. The Buyer shall have performed and complied in all material respects will all of their obligations required by this Agreement to be performed or complied with at or prior to the Closing Date.

Buyer’s Deliverables
Buyer shall deliver all of Buyer deliverables as set forth in Section 8.2.

Article 7.3 Conditions to Obligations of Bayer and Selling Parties
The respective obligations of Buyer and Murphy to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

No Injunction, Etc.

(a) At the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental agency or body of competent relating hereto on behalf of Buyer; and (ii) certifying those matters set forth in Section 7.2(a) above; and,

(b) Such other documents and instruments as counsel for Seller believes reasonably necessary to consummate the transactions described herein;

(c) The stock certificate issued to Buyer to be held by Seller as security for the payment of all amounts owing under this Agreement. Buyer agrees that during the tune that any monies are owing under this Agreement to Seller no other shares of stock will be issued for any reason without the written consent of Seller and without the newly issued shares becoming additional security for the payment of all remaining monies to Seller

ARTICLE 8
CLOSING
Closing Date
Unless this Agreement shall have been terminated pursuant to Article X hereof, the Closing of the transactions contemplated by this Agreement (the Closing) shall take place at the offices of Stevens, Edwards, Hallock & Carpenter, P.C. 511 South Kendrick St., Gillette, Wyoming, at 2:00 P.M. October 30, 2007.

Article 8.1 Buyer’s Deliveries
At the Closing, Buyer shall deliver, or cause to be delivered, to the Selling Parties the following, in form and substance reasonably acceptable to the Selling Parties:

(a) A copy of the Certificate of Organization of Buyer, as amended, certified by the Secretary of Buyer;

(b) A copy of the resolutions duly adopted by the Board of Managers of Buyer, evidencing the authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer, certified by the duly authorized keeper of the minutes and other records of Buyer;

(c) Payment of the Purchase Price along with the executed promissory note and security agreement;

(d) A duly executed copy of the Employment Agreement and Consulting Agreement by and between Murphy and Buyer in the form attached hereto as Exhibit H;

(e) A certificate of an officer of Buyer (i) certifying the names and signatures of the officers of Buyer authorized to sign this Agreement and the other agreements

Article 8.2 Selling Party’s Deliveries
At the Closing, Murphy shall deliver, or cause to be delivered, to Buyer the following, in form and substance reasonably acceptable to Buyer:

(a) All stock certificates held by Murphy in the business;

(b) A copy of the certificate of Incorporation for the business, as amended, certified by an officer of the applicable party;

(c) A certificate of an officer of the business certifying the names and signatures of the officers of such party authorized to sign this Agreement and any other agreements relating hereto;

Agreement for Purchase and Sale of Stock
Occupational Testing Inc. and Labwire Inc.

(d) A copy of the resolutions duly adopted by the Board of Directors and shareholder of the business evidencing the authorization of the execution and delivery of this Agreement by such party, and the consummation of the transactions contemplated hereby by such party, certified by an officer of the applicable party;

(e) A duly executed copy of the Employment Agreement and Consulting Agreement hi the form of Exhibit H attached hereto; and,

(f) Such other documents and instruments as counsel for Buyer believes reasonably necessary to consummate the transactions described herein.

The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

ARTICLE 9
 INDEMNIFICATION
Article 9.1 Indemnification by Selling Parties
(a)       Subject to the limitations provided herein, Murphy shall indemnify and hold harmless Buyer and its Affiliates (collectively, the “Buyer Indemnitees”) to the extent set forth in this article DC in respect of any loss that any of them may suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each and all of the following:

i. The breach or falsity of any representation or warranty made by Murphy in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Murphy pursuant hereto.

ii. The breach of any covenant or Agreement made by Murphy hi this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Murphy pursuant hereto.

iii. Any Employee Benefit Plan Liabilities, other man those Employee Benefit Plan Liabilities specifically assumed by Buyer.

iv. Any claims for Taxes against Murphy, the Purchased Assets, or the Business assessed during or attributable to any taxable period ending on or prior to the Closing Date.

v. Any currently pending or threatened litigation involving Murphy, including, without limitations, the matters, facts and circumstances listed or described on Schedule F.

vi. The use or ownership of the Purchased Assets or operation of the Business prior to the Closing Date.

(b)        Murphy shall have no obligation to indemnify Buyer for consequential damages, special damages, incidental damages, indirect damages, punitive damages, lost profits or similar items.

jurisdiction that is in effect that restrains or prohibits the consummation of the purchase by, or the transfer by Murphy to Buyer of the Purchased Assets and there shall be no claim, legal action, arbitration or other administrative action pending seeking so to do; provided, however, that the benefits of this Section 7.3 shall not be available to a party whose failure to fulfill its obligations pursuant to this Agreement shall have been the cause of, or shall have resulted in, such injunction, restraining order or decree.

Article 9.2 Indemnification by Buyer
Buyer shall indemnify and hold harmless Murphy to the extent set forth in this Article IX in respect of any loss that she may at any time, directly or indirectly, suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each and all of the following:

(a) The breach or falsity of any representation or warranty made by Buyer in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Buyer pursuant hereto.

(b) The breach of any covenant or agreement made by Buyer in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by Buyer pursuant hereto.

Agreement for Purchase and Sale of Stock
Occupational Testing Inc. and Labwire Inc.

(c) The use or ownership of the Purchased Assets or the operation of the Business by Buyer after the Closing Date.

Article 9.3 Survival of Representations and Warranties
The representation and warranties of Murphy contained hi this Agreement, and documents, instruments, and agreements executed or delivered pursuant hereto, shall survive the consummation of the transactions contemplated in this Agreement and shall continue in full force and effect after the Closing.

Notices of Claims. In the event of the filing of any claims as described above, notices of the claims shall be sent to:

Allison Murphy
2328 Cascade Drive
Gillette, Wy 82718

with a copy to:
Dexter Morris
14133 Memorial Drive, Suite 1
Houston, TX 77079

Article 9.4 Further Assurances
Upon request from time to time, Murphy shall execute and deliver all documents, take all rightful oaths, and do all other acts that may be reasonably necessary or desirable, hi the reasonable opinion of counsel for Buyer to perfect or record the title of Buyer, or any successor of Buyer, to the stock or corporate assets under this Agreement, or to aid in the prosecution, defense, or other litigation of any rights arising from said transfer (provided that Buyer shall reimburse Murphy for all out-of-pocket costs and expenses resulting from any such request).

Article 9.5 Expenses
Subject to Section G, Murphy and Buyer shall each pay their respective expenses (such as legal, consultant and accounting fees) incurred in connection with the origination, negotiation, execution and performance of this Agreement.

Article 9.6 Benefit; Assignments
This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. Buyer may assign its rights under this Agreement to any Subsidiary or Assignee of Buyer without the consent of Murphy; provided, however, such assignments shall not abrogate or diminish Buyer’s obligations under this Agreement. Otherwise, this Agreement shall not be assigned by any party hereto without the express prior written consent of the other parties, and any attempted assignment, without such consents, shall be null and void.

Article 9.7 Amendment; Waiver
This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by either party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken.

IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be duly executed as of the date first above written.

BUYER
Labwire, Inc.

BY: //s//Dexter Morris
Dexter Morris, President

SELLER
Allison Murphy

By:/s/ Allison Murphy
      Allison Murphy, Seller